Press
Release

Contact:	Bruce Teeters, Sr. Vice President bteeters@ctlc.com
Phone:	(386) 944-5629
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS 2011 EARNINGS

DAYTONA BEACH, FLORIDA, February 17, 2012…Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today announced operating results for the fourth quarter and the year ended December 31, 2011.

SIGNIFICANT ACTIVITIES:

For the quarter ended December 31, 2011 (as compared to the same quarterly period in 2010):

·	Revenues increased 13% to $3,861,783
·	Net loss per share was ($0.10) versus net income per share of $0.02 for 2010
·	Office and Flex Building occupancy ended at 86% versus 42% for 2010
·	Single Tenant revenue was $9,009,330 versus $9,085,771 in 2010
·	The vacant Barnes & Noble Store in Lakeland, Florida was sold for $2.9 million
·	The repurchase of the final 17.43 acres from Halifax Hospital was completed for $3,245,537
·	The value of golf and certain land assets were written down by $6,618,888

For the year ended December 31, 2011 (as compared to 2010):

·	Revenues increased 16% to $14.7 million
·	Net loss per share was ($0.82) versus a net loss per share of ($0.11) in 2010
·	A 136,000 acre, eight-year subsurface mineral lease and received $913,657 for the first year of the lease
·
General and Administrative Expenses increased by over $2 million in 2011 to $6,089,133, due to increased stock option expense, former CEO severance payment, new CEO expense, and new association expense.  Approximately 50% of this increase was due to non-cash items

·	Debt was primarily unchanged from the prior year at $15,266,714
·	Dividend was unchanged from 2010 at $0.04 per share
·	The CVS Tallahassee expansion and lease extension was finalized
·	Corporate and agricultural employees were reduced from 21 to 16
·	The Department of Revenue took occupancy of 19,200 square feet in the Mason Commerce Center for a lease period of five years
·	No land was sold in 2011 or 2010

Financial Results

Revenue
Revenue for the quarter ended December 31, 2011, increased 13%, to $3,861,783 as compared to $3,418,752 for the same quarter in 2010.  Revenue for 2011 increased 16% to $14,702,147 as compared to $12,703,670 in 2010.

Dividend Information
The Company paid a dividend of $0.04 per share in 2011, which was unchanged from 2010

Real Estate Portfolio Update

Portfolio Management Activities
The Company completed a review of its income property portfolio during the fourth quarter, resulting in the listing for sale of several income properties and reporting two of these properties as discontinued operations because they are subject to letters of intent for their sale

Property Acquisitions
In December, the Company completed the repurchase of 17.43 acres of land under a contract signed in 2009 with Halifax Hospital for $3,245,537.  This land is located along the south side of LPGA Boulevard, east of I-95 in Daytona Beach, Florida.  We do not plan to purchase a measurable amount of vacant land in the foreseeable future.

Property Dispositions
In the fourth quarter, the former Barnes & Noble store in Lakeland, Florida, was sold for $2.9 million.  We are pursuing reinvestment of those funds utilizing a tax deferred 1031 exchange.  We have targeted several potential reinvestment properties and anticipate a purchase by the end of the second quarter of 2012.

CEO Comments on Operating Results

John P. Albright, president and chief executive officer, stated, “As disclosed in our Third Quarter Earnings Release, the Company has reevaluated the appropriate carrying values of certain assets.  Accordingly, the Company’s cost basis of $2,606,412 for the approximately 300 acres that were foreclosed by the Company in 2009 was written off due to assessments and carrying costs associated with these parcels relative to the current market environment and the condition of raw land.  In addition, the Company wrote down the carrying value of LPGA International golf operations by $4,012,476 to $2,500,000 due to continuing losses in this business segment, this year’s scheduled lease escalation, and the weak golf pricing environment. Both of these charges were recorded in the third quarter.  In January 2012 the Company entered into a golf operations management agreement with ClubCorp in our effort to improve operating results.

The Company completed a review of its income property portfolio during the fourth quarter, resulting in listing for sale several income properties and reporting two of these properties as discontinued operations, as they are subject to letters of intent for their sale.  Also, in the fourth quarter, the former Barnes & Noble store in Lakeland, Florida, was sold for $2.9 million.  We are pursuing reinvestment of those funds utilizing a tax deferred 1031 exchange.”

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns over 11,000 acres in the Daytona Beach area and a portfolio of income properties in the Southeastern portion of the United States.  Visit our website at www.ctlc.com.

Forward-Looking Statements

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2012, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s year-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-K for the year ended December 31, 2011.  The financial information in this release reflects the Company’s preliminary results subject to completion of the year-end review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

RESULTS OF OPERATIONS NEWS RELEASE
	QUARTER ENDED
	DECEMBER 31	DECEMBER 31
	2011	2010
REVENUES
REAL ESTATE	$3,757,070	$3,396,350
PROFIT ON SALES OF OTHER REAL
ESTATE INTERESTS	11,750	6,400
INTEREST AND OTHER INCOME	92,963	16,002
	3,861,783	3,418,752

OPERATING COSTS AND EXPENSES	(2,665,406)	(2,724,493)
IMPAIRMENT CHARGES	--	--
GENERAL AND ADMINISTRATIVE EXPENSES	(2,294,269)	(613,274)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAX	(1,097,892)	80,985
INCOME TAX	411,014	(85,473)
LOSS FROM CONTINUING OPERATIONS	(686,878)	(4,488)
INCOME FROM DISCONTINUED OPERATIONS	138,802	93,879
NET INCOME (LOSS)	$(548,076)	$89,391

BASIC & DILUTED LOSS PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.12)	--
INCOME FROM DISCONTINUED OPERATIONS	$0.02	$0.02
NET LOSS	$(0.10)	$0.02

	YEAR ENDED
	DECEMBER 31	DECEMBER 31
	2011	2010
REVENUES
REAL ESTATE	$14,242,756	$12,527,531
PROFIT ON SALES OF OTHER REAL
ESTATE INTERESTS	22,000	19,225
INTEREST AND OTHER INCOME	437,391	156,914
	14,702,147	12,703,670

OPERATING COSTS AND EXPENSES	(10,369,209)	(10,176,452)
IMPAIRMENT CHARGES	(6,618,888)	--
GENERAL AND ADMINISTRATIVE EXPENSES	(6,089,133)	(3,914,218)
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAX	(8,375,083)	(1,387,000)
INCOME TAX	3,286,642	456,833
LOSS FROM CONTINUING OPERATIONS	(5,088,441)	(930,167)
INCOME FROM DISCONTINUED OPERATIONS	382,250	327,213
NET LOSS	$(4,706,191)	$(602,954)

BASIC & DILUTED LOSS PER SHARE:
LOSS FROM CONTINUING OPERATIONS	$(0.89)	$(0.16)
INCOME FROM DISCONTINUED OPERATIONS	$0.07	$0.05
NET LOSS	$(0.82)	$(0.11)

RECONCILIATION OF NET INCOME (LOSS) TO EARNINGS/(LOSS) BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDDT)

	QUARTER ENDED
	DECEMBER 31	DECEMBER 31
	2011	2010
NET INCOME (LOSS)	$(548,076)	$89,391

ADD BACK:

DEPRECIATION & AMORTIZATION	572,084	661,368

DEFERRED TAXES	26,970	(140,019)

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$50,978	$610,740

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,147	5,723,980

BASIC EBDDT PER SHARE	$0.01	$0.11

	YEAR ENDED
	DECEMBER 31	DECEMBER 31
	2011	2010
NET LOSS	$(4,706,191)	$(602,954)

ADD BACK:

DEPRECIATION & AMORTIZATION	2,512,495	2,727,399

DEFERRED TAXES (1)	(3,011,502)	817,846

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$(5,205,198)	$2,942,291

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,104	5,723,795

BASIC EBDDT PER SHARE	$(0.91)	$0.51

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY
U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

(1) THE ADD BACK FOR DEFERRED TAXES FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDES AN ADD BACK OF APPROXIMATELY $1,000,000 THAT THE COMPANY ASSOCIATED WITH ACCELERATED DEPRECIATION RESULTING FROM AMENDED TAX RETURNS FILED BASED ON A COST SEGREGATION STUDY PERFORMED ON THE COMPANY'S INCOME AND GOLF PROPERTIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31	DECEMBER 31,
	2011	2010
ASSETS	$	$
Cash	6,174	337,617
Restricted Cash	2,779,511	--
Investment Securities	--	4,939,625
Refundable Income Taxes	399,905	29,351
Land and Development Costs	27,825,924	27,047,317
Intangible Assets	3,572,096	4,167,478
Assets Held for Sale	7,694,710	--
Other Assets	8,023,872	8,192,705
	50,302,192	44,714,093

Property, Plant and Equipment:
Land, Timber and Subsurface Interests	15,109,298	14,770,388
Golf Buildings, Improvements and Equipment	2,535,294	11,823,081
Income Properties Land, Buildings and Improvements	111,564,673	119,935,128
Other Building, Equipment and Land Improvements	2,320,766	3,262,345
Construction in Process	--	346,968
Total Property, Plant and Equipment	131,530,031	150,137,910
Less, Accumulated Depreciation and Amortization	(11,566,420)	(17,093,053)
Net - Property, Plant and Equipment	119,963,611	133,044,857

TOTAL ASSETS	170,265,803	177,758,950

LIABILITIES
Accounts Payable	385,685	1,046,581
Accrued Liabilities	7,317,676	7,216,039
Accrued Stock Based Compensation	484,489	761,827
Pension Liability	1,586,513	791,941
Deferred Income Taxes	32,060,283	35,093,214
Notes Payable	15,266,714	15,249,248

TOTAL LIABILITIES	57,101,360	60,158,850

SHAREHOLDERS' EQUITY
Common Stock	5,724,147	5,723,980
Additional Paid in Capital	5,697,554	5,164,102
Retained Earnings	102,872,167	107,807,321
Accumulated Other Comprehensive Loss	(1,129,425)	(1,095,303)

TOTAL SHAREHOLDERS' EQUITY	113,164,443	117,600,100

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	170,265,803	177,758,950

Back to 8K